================================================================================

--------------------------------------------------------------------------------
                                                                   EXHIBIT 99.01
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
              FIRST QUARTER 2003 ENROLLMENT, REVENUES AND EARNINGS

                   -- STRAYER FIRST QUARTER REVENUES UP 24% --
            -- STRAYER FIRST QUARTER DILUTED EPS OF $0.61, UP 17% --
               -- STRAYER SPRING 2003 TOTAL ENROLLMENTS UP 17% --
               -- STRAYER UNIVERSITY ONLINE ENROLLMENTS UP 69% --
              -- STRAYER ON TRACK TO OPEN 5 NEW CAMPUSES IN 2003 --


ARLINGTON, Va., May 9, 2003 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended March 31, 2003. Financial highlights are as follows:

THREE MONTHS ENDED MARCH 31

o Revenues for the three months ended March 31, 2003 increased 24% to $36.7 million, compared to $29.7 million for the same period in 2002, due to increased enrollment and a 5% tuition increase which commenced in January 2003.

o Operating income (EBIT) rose 19% to $14.1 million from $11.8 million for the same period in 2002. Operating income margin was 38.4% compared to 39.8% for the same period in 2002. The decrease in operating margin was primarily due to the opening of two new campuses for the spring term of this year compared to the prior year in which all three new campuses were opened for the summer term.

o Net income rose 19% to $8.9 million compared to $7.4 million for the same period in 2002. Earnings per diluted share rose 17% to $0.61 compared to $0.52 for the same period in 2002, as diluted weighted average shares outstanding increased to 14,639,000 from 14,381,000 for the same period in 2002.

"We are pleased with Strayer's financial performance for the first quarter as well as our enrollment results for the spring term," said Robert Silberman, Chairman and Chief Executive

Officer of Strayer Education, Inc. "Our financial results for the quarter reflect the positive contribution of our three new campuses in North Carolina, which reached profitability in only three quarters, well ahead of our model. Our Memphis and Nashville campuses successfully opened for the spring term, and we are on schedule to open our North Raleigh, N.C. campus for the summer term and two campuses in Philadelphia, Pa. for the fall term. We are committed to supporting the continued strong growth of Strayer University Online, through which we serve both our out-of-area markets, as well as provide additional convenience to our campus-based students. Overall, we are executing our growth strategy on or ahead of plan, and are excited about the opportunities to continue our expansion into new states with favorable demographics for our business model."

BALANCE SHEET AND CASH FLOW

At March 31, 2003, the Company had cash, cash equivalents and marketable securities of $78.5 million and no debt. In the first quarter, as part of its cash management activities, the Company invested an additional $6 million in a diversified, no load, short-term investment grade corporate bond fund. As of March 31, 2003, the Company had $24.2 million invested in this fund.

The Company generated $13.4 million from operating activities in the first quarter of 2003. Capital expenditures were $0.7 million for the same period.

For the first quarter 2003, bad debt expense as a percentage of revenue was 1.6% compared to 1.5% for the same period in 2002. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was seven days at the end of the first quarter 2003, compared to six days for the same period in 2002.

STUDENT ENROLLMENT

Enrollment at Strayer University for the 2003 spring term increased 17% to 16,772 students compared to 14,335 for the same term in 2002. Across the Strayer University campus network, new student enrollments increased 16% and continuing student enrollments increased 18%. Students taking 100% of their classes at Strayer University Online increased 69% to 6,372 students from 3,772. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the spring 2003 quarter is 8,033.

                               STUDENT ENROLLMENT
                               ------------------

                                                               Spring        Spring         %
                                                                2002          2003        Change
                                                             ----------   -----------  ------------
New Campuses  (9 in operation 3 or less years)
     Classroom Based Students                                       938         1,395         49%
     Online Based Students                                          505         1,400        177%
                                                             ----------   -----------
          Total New Campus Students                               1,443         2,795         94%
                                                             ----------   -----------

Mature Campuses (13 in operation 4 or more years)
     Classroom Based Students                                     9,625         9,005        - 6%
     Online Based Students                                        2,563         3,767         47%
                                                             ----------   -----------
          Total Mature Campus Students                           12,188        12,772          5%
                                                             ----------   -----------

Out-of-Area Online Students                                         704         1,205         71%
                                                             ----------   -----------

Total University Enrollment                                      14,335       16,772          17%
                                                             ==========   ===========

Total Students Taking 100% Courses Online                         3,772         6,372         69%

Total Students Taking At Least 1 Course Online                    4,970         8,033         62%


NEW CAMPUS OPENINGS

Memphis/Nashville, Tennessee

Strayer University successfully opened its Memphis and Nashville, Tenn. campuses for the spring 2003 term, with classes commencing at both locations on March 31.

Raleigh, North Carolina

Strayer University will open its second campus in Raleigh, N.C., for the summer 2003 term. Campus operations commenced as of May 1, and classes will begin on June 30.

Philadelphia, Pennsylvania

Strayer University remains on track to open two campuses in the Philadelphia area for the fall 2003 term commencing on September 22. One campus will be located north of the city in Lower Bucks County and one in the Springfield area. Leases have been executed on both facilities and classroom fitouts are under way. Marketing will commence during the third quarter 2003.

EXPANDED ONLINE COURSE OFFERINGS

Strayer University Online is offering 381 asynchronous class sections in the spring 2003 quarter, with all academic programs now available asynchronously.

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the spring 2003 term, partially offset by increased expenses associated with the openings of new campuses in Memphis and Nashville, Tenn., as well as Raleigh, N.C., the Company estimates second quarter 2003 diluted EPS will be in the range of $0.57 - $0.59. Also, based on the earnings outperformance in the first quarter, the Company believes it will be at the upper end of its full year guidance for diluted earnings per share of $2.00 - $2.04 (before a potential $.08 to $.10 one-time gain associated with the planned sale of its Washington, D.C. campus building).

STOCK OPTION ACTIVITY AND CALCULATION OF TOTAL POTENTIAL SHARE ISSUANCE

In the first quarter of 2003, the Company granted 235,000 additional stock options to key executives. These options had an exercise price of $53.61 per share (the fair market value on the date of the grant), vest over three to four years, and expire six to eight years from the date of grant. In the second quarter, an additional 10,000 stock options will be granted to a new director, Robert Johnson, in accordance with the Company's Stock Option Plan.

The Company uses the intrinsic-value-based method of accounting for its stock option plan. Under this method, compensation expense is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Had compensation expense been determined based on the fair value of the options at grant dates computed by the Black-Scholes methodology, the Company estimates net income and diluted net income per share would have been $7.9 million and $0.54 per share, respectively, for the quarter ended March 31, 2003.

The following assumptions were used to estimate fair value as of the date of grant using The Black-Scholes option pricing model:

                                                                       2001          2002         2003
                                                                       ----          ----         ----
Dividend yield.....................................................      0.7%          0.5%         0.5%
Risk-free interest rates...........................................      4.8%          4.8%         3.0%
Volatility.........................................................       47%           43%          43%
Expected option term (years).......................................      5.3           5.9          5.2
Weighted average fair value of options granted during the year.....   $16.68        $23.65       $21.77

Shares used to compute diluted earnings per share include common shares issued and outstanding, the assumed conversion of Series A Convertible Redeemable Preferred Stock outstanding, and the assumed exercise of issued stock options using the Treasury Stock Method.

Our total current and potential common shares outstanding are as follows:

Current
-------
Common shares issued and outstanding at 3/31/03.....................      10,652,412
Series A Convertible Redeemable Preferred Stock, convertible on a
    1:1 basis (outstanding or recorded) at 3/31/03..................       3,792,913
Issued stock options using Treasury Stock Method....................         193,243
                                                                      --------------
      Total current.................................................      14,638,568
                                                                      --------------
Potential
---------
Accrual of required PIK dividends on Series A Convertible
    Redeemable Preferred Stock through May 2006.....................         529,044(a)
Total issued stock options, less options accounted for using
    the Treasury Stock Method above.................................       1,011,757
Authorized but unissued options.....................................         344,405
                                                                      --------------
      Total potential...............................................       1,885,206
                                                                      --------------
      Total current and potential common shares.....................      16,523,774
                                                                      ==============

--------------------------
(a) This number may be smaller as it does not reflect that the Company has the right to force conversion of all remaining Series A Convertible Redeemable Preferred Stock into common stock after May 15, 2004 if the Company's common stock price trades above $52.00 per share for twenty consecutive trading days.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its first quarter 2003 earnings on May 9 at 10:00 a.m. ET. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live web cast over the Internet. To access the live web cast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888) 203-1112 (pass code 208036) starting at 3:00 p.m. ET on Friday, May 9 and will be available through Tuesday, May 13 and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company which owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy.

Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, and information technology. The University has more than 16,700 working adult students at 23 campuses in Maryland, Washington, D.C., Virginia, North Carolina, and Tennessee and worldwide via the Internet through Strayer University Online. Strayer University is committed to providing high quality education that prepares working adult students for advancement in their careers and professional lives. By adapting to the latest techniques and technologies used in business, Strayer provides our graduates with practical skills and a competitive edge in the changing marketplace.

Strayer University is accredited by the Middle States Commission on Higher Education. Founded in 1892, Strayer attracts students from around the country and throughout the world.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 "(Reform Act)". The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                            STRAYER EDUCATION, INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          For the three months ended March 31,
                                                         --------------------------------------
                                                           2002            2003        % Change
                                                         --------        --------      --------
Revenues..........................................       $29,698         $36,694         23.6%
                                                         --------        --------
Costs and expenses:
Instruction and educational support...............         9,641          12,831         33.1%
Selling and promotion.............................         3,733           4,889         31.0%
General and administration........................         4,506           4,877          8.2%
                                                         --------        --------
                                                          17,880          22,597         26.4%
                                                         --------        --------
Income from operations............................        11,818          14,097         19.3%
Operating income margin...........................          39.8%           38.4%
Investment and other income.......................           363             574         58.1%
                                                         --------        --------
Income before income taxes........................        12,181          14,671         20.4%
Provision for income taxes........................         4,751           5,799         22.1%
                                                         --------        --------
Net income........................................         7,430           8,872         19.4%
Preferred stock dividends and accretion...........         2,016           1,275        -36.8%
                                                         --------        --------
Net income available to common stockholders.......        $5,414          $7,597         40.3%
                                                         ========        ========
Basic net income per share........................         $0.65           $0.71          9.2%
                                                         ========        ========
Diluted net income per share......................         $0.52           $0.61         17.3%
                                                         ========        ========

                             STRAYER EDUCATION, INC.
                             (AMOUNTS IN THOUSANDS)
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                     At December 31,    At March 31,
                                                          2002              2003
                                                       ----------        ----------
Current assets:
  Cash and cash equivalents.......................       $49,135           $54,330
  Investment in marketable securities.............        18,121            24,181
  Tuition receivable - net........................        25,759            29,838
  Other current assets............................           773             1,355
                                                       ----------        ----------
    Total current assets..........................        93,788           109,704
Student loan receivable - net.....................         9,453             9,792
Property & equipment - net........................        36,571            36,251
Other assets......................................           312               313
                                                       ----------        ----------
    Total assets..................................      $140,124          $156,060
                                                       ==========        ==========

                         LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable................................        $3,534            $4,088
  Accrued expenses................................         1,181               510
  Dividends payable...............................         1,507             1,507
  Income taxes payable............................         1,812             5,607
  Unearned tuition................................        29,853            34,626
                                                       ----------        ----------
    Total current liabilities.....................        37,887            46,338
Deferred income taxes.............................            70                92
Long-term liabilities.............................         1,985             2,048
                                                       ----------        ----------
    Total liabilities.............................        39,942            48,478
                                                       ----------        ----------
Series A Convertible Redeemable Preferred Stock...        93,807            94,267

Stockholders' equity:
  Common stock....................................           107               107
  Additional paid-in capital......................        58,868            58,868
  Retained earnings (accumulated deficit).........       (52,674)          (45,769)
  Accumulated other comprehensive income..........            74               109
                                                       ----------        ----------
Total stockholders' equity........................         6,375            13,315
                                                       ----------        ----------
Total liabilities & stockholders' equity..........      $140,124          $156,060
                                                       ==========        ==========

                             STRAYER EDUCATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                             (AMOUNTS IN THOUSANDS)


                                                                For the three months
                                                                   ended March 31,
                                                                ---------------------
                                                                  2002         2003
                                                                --------     --------
Cash flows from operating activities:
  Net income................................................     $7,430       $8,872
  Adjustments to reconcile net income to net cash:
    Amortization of deferred rent...........................         --           63
    Depreciation and amortization...........................        790        1,012
    Provision for students loans............................         50           46
    Deferred income taxes...................................         14          (36)

  Changes in assets and liabilities:
    Tuition receivable, net.................................     (2,203)      (4,079)
    Other current assets....................................       (560)        (548)
    Other assets............................................        (12)          (1)
    Accounts payable........................................       (472)         554
    Accrued expenses........................................        692         (671)
    Income taxes payable....................................      3,310        3,794
    Unearned tuition........................................      2,953        4,773
  Student loans originated..................................     (2,290)      (2,459)
  Collections on student loans receivable...................      1,714        2,074
                                                                --------     --------
    Net cash provided by operating activities...............     11,416       13,394
                                                                --------     --------

Cash flows from investing activities:
  Purchases of property and equipment.......................    (12,785)        (692)
  Purchases of marketable securities........................         --       (6,000)
                                                                --------     --------
    Net cash used in investing activities...................    (12,785)      (6,692)
                                                                --------     --------

Cash flows from financing activities:
  Common dividends paid.....................................       (543)        (692)
  Preferred dividends paid..................................     (1,312)        (815)
  Issuance cost of preferred stock..........................        (28)          --
                                                                --------     --------
    Net cash used in financing activities...................     (1,883)      (1,507)
                                                                --------     --------
    Net increase in cash and cash equivalents...............     (3,252)       5,195
Cash and cash equivalents -- beginning of period............     58,705       49,135
                                                                --------     --------
Cash and cash equivalents -- end of period..................    $55,453      $54,330
                                                                ========     ========